UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D. C. 20549
Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported)		December 9, 2002
CONECTIV (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	1-13895 (Commission File Number)	51-0377417 (I.R.S. Employer Identification No.)
800 King Street, P.O. Box 231, Wilmington, DE Address of principal executive offices		19899 (Zip Code)
Registrant's telephone number, including area code		(302) 429-3018
(Former Name or Former Address, if Changed Since Last Report)
CONECTIV Form 8-K
Item 5.

Other Events.

As previously disclosed in Conectiv's Annual Report on Form 10-K, Part II, Item 7, for the fiscal year ended December 31, 2000, the agreements between Conectiv's Delmarva Power & Light Company subsidiary ("DPL") and NRG Energy, Inc. ("NRG") for the sale of DPL's fossil fuel-fired electric generating plants, included a purchase power agreement under which DPL was to purchase from NRG Energy, Inc., 500 megawatt-hours of firm electricity per hour from completion of the sale of such power plants through December 31, 2005. This power purchase agreement, among others was transferred from DPL to a DPL affiliate Conectiv Energy Supply, Inc. ("CESI") on or about July 1, 2000. See Conectiv's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, Item I -- Conectiv Energy Holding Company.

On November 8, 2002, CESI declared an event of default under certain cross default provisions of the power purchase agreement. By agreement of the parties, the power purchase agreement is now terminated effective November 8, 2002. The parties are engaged in discussions regarding the termination payment due NRG, which is expected to be approximately $1 million.

Signatures Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
December 9, 2002 DATE	CONECTIV (Registrant) By: /s/ A. W. WILLIAMS Andrew W. Williams Senior Vice President and Chief Financial Officer -2-